UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2022

SUPER MICRO COMPUTER, INC.
(Exact name of registrant specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
980 Rock Avenue, San Jose, California 95131
(Address of principal executive offices, including Zip Code)
(408) 503-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMCI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of Super Micro Computer, Inc. (the “Company”) held on May 18, 2022 (the “Annual Meeting”), the stockholders of the Company, upon recommendation of the Company’s Board of Directors (the “Board”), approved the Super Micro Computer, Inc. 2020 Equity and Incentive Compensation Plan, as amended and restated effective May 18, 2022 (the “Plan”). The following description of the Plan is qualified in its entirety by reference to the Plan itself, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
In general, the Plan continues to authorize the Compensation Committee of the Board to provide for cash awards and equity-based compensation in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, dividend equivalents, and certain other awards, including those denominated or payable in, or otherwise based on, the Company’s common stock. The purpose of these awards is to provide incentives and rewards for service and/or performance to the Company’s non-employee directors, officers and other employees of the Company and its subsidiaries, and certain consultants and other service providers to the Company and its subsidiaries. Subject to adjustment as described in the Plan and subject to the Plan’s share counting rules, a total of 7,000,000 shares of common stock are available for awards granted under the Plan (5,000,000 of which were originally approved by stockholders at the prior June 5, 2020 annual meeting of stockholders, and 2,000,000 of which were approved by stockholders at the Annual Meeting), plus common stock subject to any forfeitures (or similar events) that occur under the Plan or under the Company’s predecessor 2006 and 2016 equity plans or the original version of the Plan after June 5, 2020.
A non-exhaustive list of performance measures that could be used for performance-based awards under the Plan includes the following: revenue; sales; expenses; operating income; gross margin; operating margin; earnings before any one or more of stock-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; net operating income; net income; economic value added; free cash flow; operating cash flow; balance of cash, cash equivalents and marketable securities; stock price; earnings per share; return on stockholder equity; return on capital; return on assets; return on investment; total stockholder return; employee satisfaction; employee retention; market share; customer satisfaction; product development; research and development expenses; completion of an identified special project; and completion of a joint venture or other corporate transaction.
    The term of the Plan will expire on May 18, 2032. The Board generally will be able to amend the Plan, subject to stockholder approval and/or awardee consent in certain circumstances as described in the Plan.

Item 5.07	Submission of Matters to a Vote of Security Holders.
Set forth below are the proposals on which the Company’s stockholders voted at the Annual Meeting and the voting results for each proposal.

Proposal 1: Election of two Class III Directors.

Name	Votes For	Votes Withheld	Broker Non-Votes
Daniel Fairfax	39,598,913	3,566,106	3,940,744
Shiu Leung (Fred) Chan	39,158,394	4,006,625	3,940,744

Each of Messrs. Fairfax and Chan were elected as a Class III directors to hold office until the annual meeting of stockholders following fiscal year 2024 or until their successors are duly elected and qualified.

Proposal 2: A proposal to approve a non-binding advisory resolution on compensation of the Company’s named executive officers as disclosed in the proxy statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,387,532	476,242	301,245	3,940,744
Proposal 2 was approved.

Proposal 3: A proposal to ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending June 30, 2022.

Votes For	Votes Against	Abstentions
36,248,235	10,556,791	300,737

Proposal 3 was approved.

Proposal 4: A proposal to approve the amendment and restatement of the Super Micro Computer, Inc. 2020 Equity and Incentive Compensation Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
35,447,335	7,414,050	303,634	3,940,744
Proposal 4 was approved.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Super Micro Computer, Inc. 2020 Equity and Incentive Compensation Plan, as amended and restated, effective May 18, 2022
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: May 19, 2022	By:	/s/ Charles Liang
President, Chief Executive Officer and Chairman of the Board